Exhibit 10.1

FORM OF

TRANSITION AND GENERAL RELEASE AGREEMENT

I, Charles R. Eyler, enter into this Transition and General Release Agreement (“Agreement”) with Puma Biotechnology, Inc. (the “Company”), as of the Effective Date, which is the eighth (8th) day after the date on which I sign this Agreement if not revoked in accordance with Section 4(e) below.

WHEREAS, I am employed by the Company as its Senior Vice President of Finance and Administrator and its Treasurer;

WHEREAS, I plan to retire as of February 15, 2019 from all positions and offices with the Company (the “Retirement Date”), at which time the parties mutually agreed to terminate the employment relationship;

WHEREAS, the Company and I (collectively the “Parties”, or, individually, a “Party”) desire to facilitate the transition of my duties and resolve any and all disputes that may exist between us;

WHEREAS, the Company has offered me severance benefits as set forth in this Agreement; and

WHEREAS, I wish to accept the severance benefits and to release any and all claims I may have against the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1. Transition and Retirement from Employment.

(a) I acknowledge and agree that my employment with the Company and any of its parents, subsidiaries and affiliates (“Affiliates”) will terminate on the Retirement Date.

(b) Between the Date of this Agreement and the Retirement Date, I will work to transition my duties, and will continue to be paid a salary at the rate of $425,189 per annum and be provided benefits in accordance with the Company’s plans as in effect from time-to-time. I will also be available to assist the Company with its filing of its Form 10K for 2018 through the date of such filing, and to provide information, guidance and support to the Company’s employees and advisors responsible for such filing; provided, however, that I shall not be required to report for work at the Company’s offices starting February 1, 2019.

(c) I understand that on or before the Retirement Date, the Company will pay me all wages due through the Retirement Date, including any accrued, unused vacation pay or paid time off.

(d) I understand that I am giving up any right or claim to future employment, including without limitation, any future compensation or benefits, except as set forth in this Agreement.

(e) I will submit within thirty (30) days of the Retirement Date a request for reimbursement of any and all reasonable business expenses not reimbursed on or before the Retirement Date that I incurred. Any request submitted by me will be reviewed and expenses reimbursed in accordance with the Company’s normal reimbursement process and requirements.

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(f) I represent and warrant that on or before the Retirement Date, I returned to the Company all property of the Company, including without limitation, all keys, access cards, credit cards, calling cards, computer hardware and software, cellular phones and other mobile communications devices. To the extent that any Company property was not in my possession in the Company’s office on the Retirement Date, I will return it to the Company within seven (7) days of the Retirement Date.

2. Severance.

(a) Severance Benefits. In consideration of, and subject to and conditioned upon (i) my timely execution and non-revocation of this Agreement, (ii) my continued service through the Retirement Date, (iii) my continued compliance with the terms and conditions of Sections 3 and 10 of this Agreement and (iv) my execution, on or within twenty-one (21) days following the Retirement Date, and non-revocation, of the general release attached hereto as Exhibit A, I will receive the following “Severance Benefits”:

(A) Severance Payment. On the Retirement Date, in addition to any accrued wages, I will be paid severance, in a lump sum, of $425,189, less applicable taxes, garnishments and any other withholdings required by law or that I have authorized.

(B) 2018 Annual Bonus. After the Retirement Date, I will remain eligible to receive an annual bonus for the Company’s 2018 fiscal year, based on my and the Company’s actual performance results for such year, as determined by the Compensation Committee of the Board of Directors of the Company in its sole discretion. I will receive such payment in a single cash lump sum as and when annual bonuses are paid generally to executives of the Company for such fiscal year.

(C) Restricted Stock Units and Options. All outstanding Company stock options and restricted stock units which are held by me and are unvested as of the Retirement Date will vest in full on the Retirement Date, and the exercise period of such stock options shall be extended to the outside expiration date of each such stock option. For the avoidance of doubt, set forth below is a table of such restricted stock units and stock options, both vested and unvested, and, with respect the stock options, their outside expiration dates. I acknowledge and agree that the foregoing extension to the exercise period of such stock options may cause an incentive stock option to be reclassified as a non-qualified stock option, and that I, and not the Company, shall be solely responsible for any tax consequences relating to such reclassification.

Award Type	Grant Date	Shares Vested	Shares Unvested	Expiration Date
Incentive Stock Option	2/13/2012	90,000	—	2/13/2022
Incentive Stock Option	12/17/2012	22,500	—	12/17/2022
Incentive Stock Option	11/18/2013	31,500	—	11/18/2023
Non-qualified Stock Option	11/19/2014	31,500	—	11/19/2024
Non-qualified Stock Option	10/8/2015	31,500	—	10/8/2025
Non-qualified Stock Option	5/25/2016	26,666	3,334	5/25/2026
Non-qualified Stock Option	2/16/2017	20,124	11,376	2/16/2027
Non-qualified Stock Option	2/11/2018	5,055	8,945	2/11/2028
Restricted Stock Units	10/14/2016	8,749	1,751	—
Restricted Stock Units	5/31/2017	10,497	10,503	—
Restricted Stock Units	2/11/2018	3,249	5,751	—

(b) Exclusivity of Benefits. Except as expressly provided in Sections 1 and 2 of this Agreement, I understand and agree that I am not entitled to any additional payments or benefits in connection with my employment or the termination thereof or under or in connection with any contract, agreement or understanding between me and the Company. All employee benefits provided or funded in whole or in part by the Company shall cease as of the Retirement Date, except that my healthcare insurance shall continue until the last day of the month in which the Retirement Date occurs.

3. Non-Disparagement. I agree that, from the date I sign this Agreement forward, I will not, publicly or privately, disparage, defame or criticize the Company, its Affiliates, officers, directors or shareholders.

4. Release of Claims.

(a) General Release. I, on behalf of myself, my heirs, estate, trust(s), successors and assigns, hereby release and forever discharge the “Releasees” hereunder, consisting of the Company and the Affiliates, and each of their respective partners, members, managers, associates, affiliates, subsidiaries, successors, heirs, assigns, agents, directors, officers, employees, shareholders, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all Claims, as defined in Section 4(b).

(b) Claims Released. The “Claims” released herein include any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent, which I now have or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. Without limiting the generality of the foregoing, Claims shall include: any claims in any way arising out of, based upon, or related to my employment by or service as a director to any of the Releasees, or any of them, or the termination thereof; any claim for wages, salary, commissions, bonuses, fees, incentive payments, profit-sharing payments, expense reimbursements, leave, vacation, severance pay or other benefits; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on the Company’s rights to terminate my employment; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Claims arising under: Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621, et seq.; Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, 42 U.S.C. § 2000 et seq.; Equal Pay Act, as amended, 29 U.S.C. § 206(d); the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq.; the False Claims Act , 31 U.S.C. § 3729 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C. § 2101 et seq.; the Fair Labor Standards Act, 29 U.S.C. § 215 et seq.; the Sarbanes-Oxley Act of 2002; the California Fair Employment and Housing Act, as amended, Cal. Lab. Code § 12940 et seq.; the California Equal Pay Law, as amended, Cal. Lab. Code §§ 1197.5(a),1199.5; the Moore-Brown-Roberti Family Rights Act of 1991, as amended, Cal. Gov’t Code §§12945.2, 19702.3; the California Labor Code; the California WARN Act, Cal. Lab. Code § 1400 et seq.; the California False Claims Act, Cal. Gov’t Code § 12650 et seq.; the California Corporate Criminal Liability Act, Cal. Penal Code § 387; or any other federal, state or local law.

(c) Claims Not Released. Notwithstanding the generality of the foregoing, the Claims released shall not include any claim or right to vested employee welfare or retirement benefits, my rights under this Agreement, or any claim or right that may not be released by private agreement, including without limitation, any claim for unemployment insurance benefits, any workers’ compensation claim and any claim for indemnification under California Labor Code Sections 2800 or 2802 (the “Unreleased Claims”).

(d) Unknown Claims. I ACKNOWLEDGE THAT I AM HEREBY ADVISED OF AND FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

BEING AWARE OF SAID CODE SECTION, I HEREBY EXPRESSLY WAIVE ANY RIGHTS THAT I MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

(e) Review and Revocation.

(i) I understand that under the Older Workers Benefit Protection Act, I have a right to review and revoke this Agreement as follows. I agree and acknowledge that this Agreement includes a waiver and release of all claims that I have or may have under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. § 621, et seq. (“ADEA”). The following terms and conditions apply to and are part of the waiver and release of the ADEA claims under this general release:

(A) This Agreement is written in a manner calculated to be understood by me, and I understand it.

(B) The waiver and release of claims under the ADEA contained in this Agreement does not cover rights or claims that may arise after the date on which I sign this Agreement.

(C) This Agreement provides for consideration in addition to anything of value to which I am already entitled.

(D) I am hereby advised to consult an attorney before signing this Agreement.

(E) I have been granted twenty-one (21) days after receiving this Agreement to decide whether or not to sign this Agreement. If I sign this Agreement prior to the expiration of the twenty-one (21) day period, I do so voluntarily and after having had the opportunity to consult with an attorney, and I hereby waive the remainder of the twenty-one (21) day period.

(F) I have the right to revoke this Agreement within seven (7) days of signing this Agreement, and this Agreement shall not be enforceable or effective until the expiration of that period. In the event this Agreement is revoked, this Agreement will be null and void in its entirety, and I will not be entitled to the Severance Benefits as provided in Section 2 of this Agreement.

(G) If I wish to revoke this Agreement, I must deliver written notice stating my intent to revoke this Agreement to the Company’s Chief Executive Officer, on or before 5:00 p.m. on the seventh (7th) day after the date on which I signed this Agreement.

(f) No Assignments of Claims. I represent and warrant that there has been no assignment or other transfer of any interest in any Claim that I may have against Releasees, or any of them, and I agree to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the Parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against me under this indemnity.

(g) No Actions. I agree that if I hereafter commence any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then I will pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim. The foregoing shall not apply to: (i) my right to file a charge with the United States Equal Employment Opportunity Commission; however, I hereby waives any right to any damages or individual relief resulting from any charge; or (ii) any suit or Claim to the extent it challenges the effectiveness of this release with respect to a claim under the Age Discrimination in Employment Act.

(h) No Admission. I understand and agree that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to me.

(i) No Reliance. I acknowledge that different or additional facts may be discovered in addition to what is now known or believed to be true by me with respect to the matters released in this Agreement, and I agree that this Agreement shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any different or additional facts.

5. Notices.

Any notice to be given hereunder shall be deemed sufficient if addressed in writing and delivered by certified mail to the addresses listed below:

If to the Company:

Puma Biotechnology, Inc.

10880 W. Wilshire Blvd., Suite #2150

Los Angeles, CA 90024-2800

Attn: Vice President, Human Resources

If to me, to the most recent address on file with the Company;

Notices and communications shall be effective when actually received by the addressee. Either Party may change the address for notice by sending written notice of a change of address to the other Party in accordance with this Section 5.

6. Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to exceed the limitations permitted by applicable law, as determined by such court in such action, then the provisions will be deemed reformed to apply to the maximum limitations permitted by applicable law and the Parties hereby expressly acknowledge their desire that in such event such action be taken. Notwithstanding the foregoing, the Parties further agree that if any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and in no way shall be affected, impaired or invalidated.

7. Entire Agreement; Amendment. This Agreement (which defined term shall include the Exhibits hereto), represent the entire agreement and understanding among the Parties concerning my employment and separation from the Company and, except as expressly set forth herein, supersedes and replaces any and all prior agreements and understandings concerning my relationship with the Company and his compensation from the Company. This Agreement may only be amended by a writing signed by both me and a duly authorized officer of the Company. Notwithstanding the foregoing, my obligations under any confidentiality, intellectual property and/ or assignment of inventions agreement, including without limitation, that certain Proprietary Information and Inventions Assignment Agreement, dated as of October 21, 2011, shall survive the Retirement Date and shall not be amended, limited or superseded by this Agreement.

8. Governing Law. This Agreement shall be governed by the laws of the State of California without regard to its conflict of laws rules.

9. Acknowledgement. I acknowledge that the Severance Benefits are consideration for my promises and covenants contained and affirmed in this Agreement, including without limitation, and that such consideration is above and beyond any compensation to which I am entitled from the Company in connection with my employment or the termination thereof, or under any contract or law.

10. Confidentiality. I will not, directly or indirectly, provide to any person or entity any information that concerns or relates to the negotiation of or circumstances leading to the execution of this Agreement or to the terms and conditions hereof, provided that I may make disclosure of the foregoing: (a) to the extent that such disclosure is specifically required by law or legal process or as authorized in writing by the Company; (b) to my tax advisor(s) or accountant(s) as may be necessary for the preparation of tax returns or other reports required by law; (c) to my attorney(s); (d) to members of my immediate family; and/or (e) to any tax agency. Provided, that prior to disclosing any such information (except disclosures required by law or legal process or as authorized in writing), I must inform the recipients that they are bound by the limitations of this Section 10.

11. Exceptions. Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall prohibit me (or my attorney) from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Equal Employment Opportunity Commission, the National Labor Relations Act, the Occupational Safety and Health Administration, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice or any other securities regulatory agency, self-regulatory authority or federal, state or local regulatory authority (collectively, “Government Agencies”), or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation, (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to any Government Agencies for the purpose of reporting or investigating a suspected violation of law, or from providing such information to my attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding, and/or (iii) receiving an award for information provided to any Government Agency. Pursuant to 18 USC Section 1833(b), I will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, nothing in this Agreement is intended to or shall preclude me from providing truthful testimony in response to a valid subpoena, court order, regulatory request or other judicial, administrative or legal process or otherwise as required by law. If I am required to provide testimony, then unless otherwise directed or requested by a Governmental Agency or law enforcement, I shall notify the Company in writing as promptly as practicable after receiving any such request of the anticipated testimony and at least ten (10) days prior to providing such testimony (or, if such notice is not possible under the circumstances, with as much prior notice as is possible) to afford the Company a reasonable opportunity to challenge the subpoena, court order or similar legal process.

12. Attorneys’ Fees. The Parties shall bear their own attorneys’ fees and expenses in connection with the negotiation of and entry into this Agreement. In the event of any litigation arising out of a dispute as to the interpretation, enforcement or breach of this Agreement, the prevailing party shall be entitled to an award of its attorneys’ fees, expert witness expenses and legal costs reasonably incurred.

13. Voluntary Execution of Agreement. I acknowledge and agree that I am executing this Agreement voluntarily and without any duress or undue influence on the part or behalf of the Company, with the full intent of releasing all Claims. I further acknowledge and agree that I have been represented with respect to this Agreement by legal counsel of my own choice or I have voluntarily declined to seek such counsel.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

COMPANY:	Puma Biotechnology, Inc.

By:
Title:

EMPLOYEE: SIGN AND RETURN ON OR BEFORE [ • ]

EMPLOYEE:
Charles R. Eyler

EXHIBIT A

GENERAL RELEASE AGREEMENT

This General Release Agreement (this “Release”) is made by myself in favor of Puma Biotechnology, Inc. (the “Company”) and the “Releasees” (as defined below), as of the eighth (8th) day after the date on which I sign this Release if not revoked in accordance with Section 5 below.

1. General Release. In exchange for the benefits set forth in the Transition and General Release Agreement entered into by and between myself and the Company (the “Agreement”) to which this Release is an exhibit, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, I, on behalf of myself, my heirs, estate, trust(s), successors and assigns, hereby release and forever discharge the “Releasees” hereunder, consisting of the Company and the Affiliates, and each of their respective partners, members, managers, associates, affiliates, subsidiaries, successors, heirs, assigns, agents, directors, officers, employees, shareholders, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all Claims, as defined in Section 2.

2. Claims Released. The “Claims” released herein include any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent, which I now have or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. Without limiting the generality of the foregoing, Claims shall include: any claims in any way arising out of, based upon, or related to my employment by or service as a director to any of the Releasees, or any of them, or the termination thereof; any claim for wages, salary, commissions, bonuses, fees, incentive payments, profit-sharing payments, expense reimbursements, leave, vacation, severance pay or other benefits; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on the Company’s rights to terminate my employment; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Claims arising under: Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621, et seq.; Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, 42 U.S.C. § 2000 et seq.; Equal Pay Act, as amended, 29 U.S.C. § 206(d); the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq.; the False Claims Act , 31 U.S.C. § 3729 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C. § 2101 et seq.; the Fair Labor Standards Act, 29 U.S.C. § 215 et seq.; the Sarbanes-Oxley Act of 2002; the California Fair Employment and Housing Act, as amended, Cal. Lab. Code § 12940 et seq.; the California Equal Pay Law, as amended, Cal. Lab. Code §§ 1197.5(a),1199.5; the Moore-Brown-Roberti Family Rights Act of 1991, as amended, Cal. Gov’t Code §§12945.2, 19702.3; the California Labor Code; the California WARN Act, Cal. Lab. Code § 1400 et seq.; the California False Claims Act, Cal. Gov’t Code § 12650 et seq.; the California Corporate Criminal Liability Act, Cal. Penal Code § 387; or any other federal, state or local law.

3. Claims Not Released. Notwithstanding the generality of the foregoing, the Claims released shall not include the Company’s obligations to provide the benefits under Sections 1 and 2 of the Agreement, any claim or right to vested employee welfare or retirement benefits, or any claim or right that may not be released by private agreement, including without limitation, any claim for unemployment insurance benefits, any workers’ compensation claim and any claim for indemnification under California Labor Code Sections 2800 or 2802 (the “Unreleased Claims”).

4. Unknown Claims. I ACKNOWLEDGE THAT I AM HEREBY ADVISED OF AND FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

BEING AWARE OF SAID CODE SECTION, I HEREBY EXPRESSLY WAIVE ANY RIGHTS THAT I MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

5. Review and Revocation.

(a) I understand that under the Older Workers Benefit Protection Act, I have a right to review and revoke this Release as follows. I agree and acknowledge that this Release includes a waiver and release of all claims that I have or may have under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. § 621, et seq. (“ADEA”). The following terms and conditions apply to and are part of the waiver and release of the ADEA claims under this general release:

(i) This Release is written in a manner calculated to be understood by me, and I understand it.

(ii) The waiver and release of claims under the ADEA contained in this Release does not cover rights or claims that may arise after the date on which I sign this Release.

(iii) This Release provides for consideration in addition to anything of value to which I am already entitled.

(iv) I am hereby advised to consult an attorney before signing this Release.

(v) I have been granted twenty-one (21) days after receiving this Release to decide whether or not to sign this Release. If I sign this Release prior to the expiration of the twenty-one (21) day period, I do so voluntarily and after having had the opportunity to consult with an attorney, and I hereby waive the remainder of the twenty-one (21) day period.

(vi) I have the right to revoke this Release within seven (7) days of signing this Release, and this Release shall not be enforceable or effective until the expiration of that period. In the event this Release is revoked, this Release will be null and void in its entirety, and I will not be entitled to the Severance Benefits as provided in Section 2 of this Release.

(vii) If I wish to revoke this Release, I must deliver written notice stating my intent to revoke this Release to the Company’s Chief Executive Officer, on or before 5:00 p.m. on the seventh (7th) day after the date on which I signed this Release.

6. No Assignments of Claims. I represent and warrant that there has been no assignment or other transfer of any interest in any Claim that I may have against Releasees, or any of them, and I agree to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against me under this indemnity.

7. No Actions. I agree that if I hereafter commence any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then I will pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim. The foregoing shall not apply to: (i) my right to file a charge with the United States Equal Employment Opportunity Commission; however, I hereby waives any right to any damages or individual relief resulting from any charge; or (ii) any suit or Claim to the extent it challenges the effectiveness of this release with respect to a claim under the Age Discrimination in Employment Act.

8. No Admission. I understand and agree that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to me.

9. No Reliance. I acknowledge that different or additional facts may be discovered in addition to what is now known or believed to be true by me with respect to the matters released in this Release, and I agree that this Release shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any different or additional facts.

10. Exceptions. Notwithstanding anything in this Release to the contrary, nothing contained in this Release shall prohibit me (or my attorney) from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Equal Employment Opportunity Commission, the National Labor Relations Act, the Occupational Safety and Health Administration, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice or any other securities regulatory agency, self-regulatory authority or federal, state or local regulatory authority (collectively, “Government Agencies”), or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation, (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to any Government Agencies for the purpose of reporting or investigating a suspected violation of law, or from providing such information to my attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding, and/or (iii) receiving an award for information provided to any Government Agency. Pursuant to 18 USC Section 1833(b), I will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, nothing in this Release is intended to or shall preclude me from providing truthful testimony in response to a valid subpoena, court order, regulatory request or other judicial, administrative or legal process or otherwise as required by law. If I am required to provide testimony, then unless otherwise directed or requested by a Governmental Agency or law enforcement, I shall notify the Company in writing as promptly as practicable after receiving any such request of the anticipated testimony and at least ten (10) days prior to providing such testimony (or, if such notice is not possible under the circumstances, with as much prior notice as is possible) to afford the Company a reasonable opportunity to challenge the subpoena, court order or similar legal process.

11. Severability. If any term, provision, covenant or condition of this Release is held by a court of competent jurisdiction to exceed the limitations permitted by applicable law, as determined by such court in such action, then the provisions will be deemed reformed to apply to the maximum limitations permitted by applicable law and the parties hereby expressly acknowledge their desire that in such event such action be taken. Notwithstanding the foregoing, the parties further agree that if any term, provision, covenant or condition of this Release is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and in no way shall be affected, impaired or invalidated.

12. Entire Agreement; Amendment. This Release, together with the Agreement and that certain Proprietary Information and Inventions Assignment Agreement, dated as of October 21, 2011, represent the entire agreement and understanding among the parties concerning the subject matter hereof. This Release may only be amended by a writing signed by both me and a duly authorized officer of the Company.

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Sign only on or within 21 days after February 15, 2019.

CHARLES R. EYLER

Date: